UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 17, 2025

TEXAS INSTRUMENTS INCORPORATED
(Exact name of registrant as specified in charter)

Delaware	001-03761	75-0289970
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
12500 TI Boulevard
Dallas, Texas 75243
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 479-3773

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	TXN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07.    Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders held on April 17, 2025, the stockholders elected the Board of Directors of Texas Instruments Incorporated and voted upon the proposals contained within the company’s proxy statement dated March 5, 2025.

The Board nominees were elected with the following vote:

Nominee	For	Against	Abstentions	Broker Non-Votes
Mark Blinn	721,514,575	22,997,791	874,915	65,641,693
Todd Bluedorn	702,584,071	41,836,102	967,108	65,641,693
Janet Clark	729,415,355	15,134,135	837,791	65,641,693
Carrie Cox	653,589,748	90,960,895	836,638	65,641,693
Martin Craighead	715,644,236	28,877,235	865,810	65,641,693
Reginald DesRoches	713,623,170	30,850,639	913,472	65,641,693
Curtis Farmer	734,380,183	10,085,471	921,627	65,641,693
Jean Hobby	731,581,238	12,574,243	1,231,800	65,641,693
Haviv Ilan	733,127,818	11,199,040	1,060,423	65,641,693
Ronald Kirk	723,658,684	20,864,239	864,358	65,641,693
Pamela Patsley	709,220,484	34,932,709	1,234,088	65,641,693
Robert Sanchez	721,467,517	23,024,733	895,031	65,641,693
Richard Templeton	710,953,701	33,417,115	1,016,465	65,641,693

The stockholders voted on the following proposals and cast their votes as described below:

Proposal	For	Against	Abstentions	Broker Non-Votes
Board proposal regarding advisory approval of the company’s executive compensation	648,369,929	95,514,709	1,502,643	65,641,693

Proposal	For	Against	Abstentions	Broker Non-Votes
Board proposal to ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2025	751,675,710	52,072,520	7,280,744	—

Proposal	For	Against	Abstentions	Broker Non-Votes
Stockholder proposal to permit a combined 10% of stockholders to call a special meeting	318,057,232	425,922,191	1,407,858	65,641,693

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INSTRUMENTS INCORPORATED

Date: April 18, 2025	By:	/s/ Katie Kane
Katie Kane
Senior Vice President, Secretary and
General Counsel